Exhibit 99.1

AMERICREDIT REPORTS FOURTH QUARTER AND FISCAL YEAR 2007 OPERATING RESULTS

•	4th quarter earnings of $87 million, $0.66 per share
•	Quarterly charge-offs declined to 3.3%
•	Unrestricted cash balance grew to $910 million
•	FY08 earnings guidance updated

FORT WORTH, TEXAS August 8, 2007 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $87 million, or $0.66 per share, for its fiscal fourth quarter ended June 30, 2007. AmeriCredit reported net income of $79 million, or $0.55 per share, for the same period a year earlier. For the fiscal year ended June 30, 2007, AmeriCredit reported net income of $360 million, or $2.73 per share, compared to $306 million, or $2.08 per share, for the fiscal year ended June 30, 2006.

Net income for the fiscal year ended June 30, 2007, included a $33 million after-tax gain ($52 million pre-tax), or $0.25 per share, related to the sale of AmeriCredit’s investment in DealerTrack Holdings, Inc., and a $21 million, or $0.16 per share, reduction in reserves for contingent tax positions. Net income for the fiscal year ended June 30, 2006, included a $6 million after-tax gain ($9 million pre-tax), or $0.04 per share, related to the sale of AmeriCredit’s investment in DealerTrack Holdings, Inc. Net income for the quarter and fiscal year ended June 30, 2006, included a $6 million after-tax loss ($9 million pre-tax), or $0.04 per share, related to the redemption of the 9 1/4 Senior Notes due in May 2009. Operating results include Bay View Acceptance Corporation since its acquisition on May 1, 2006, and Long Beach Acceptance Corp. since its acquisition on January 1, 2007.

Automobile finance originations increased to $2.51 billion for the fourth quarter of fiscal year 2007, compared to $1.73 billion for the same period last year. Origination volume for the fiscal year ended June 30, 2007, was $8.45 billion compared to $6.21 billion for the same period a year earlier. Managed receivables totaled $15.95 billion at June 30, 2007.

Annualized net charge-offs totaled 3.3% of average managed receivables for the June 2007 quarter compared to 3.9% for the June 2006 quarter. For the fiscal year ended June 30, 2007, net charge-offs were 4.7% compared to 5.2% for the same period last year.

Managed auto receivables 31-to-60 days delinquent were 4.7% of the portfolio at June 30, 2007, compared to 5.1% at June 30, 2006. Accounts more than 60 days delinquent remained stable at 2.1% of the portfolio at June 30, 2007, compared to June 30, 2006.

“Our financial results demonstrate our continued focus on execution and our commitment to position AmeriCredit as a leader in full-spectrum auto finance,” said President and Chief Executive Officer Dan Berce. “Our quarterly net credit losses were the lowest in our history, reflecting both normal seasonal improvements and a shift in our portfolio mix to more prime and near-prime loans.”

During fiscal year 2007, the Company repurchased $324 million of its common stock. Subsequent to June 30, 2007, the Company has repurchased an additional $100 million of its common stock and has $200 million remaining under its board approved stock repurchase plan.

“We ended the fiscal year with $910 million in unrestricted cash and have ample liquidity from our stable and committed warehouse funding program to efficiently execute our business plan,” said Chief Financial Officer Chris Choate.

Regulation FD

Pursuant to Regulation FD, the Company provides its expectations regarding future business trends to the public via a press release or 8-K filing. The Company anticipates some risks and uncertainties with its business.

The following net income and earnings per share forecasts have been updated from guidance provided on April 30, 2007, to reflect changes in the company’s current business outlook and the impact of stock repurchased through August 8, 2007.

	Actual Fiscal year ended June 30, 2007 (excluding one-time charges)	Revised Forecast Fiscal year ending June 30, 2008	Previous Forecast Fiscal year ending June 30, 2008
Net income ($ millions)	$306	$320 - $350	$345 - $375
Earnings per share	$2.32	$2.50 - $2.75	$2.65 - $2.85

The forecasts for fiscal year 2008 incorporate, but are not limited to, the following assumptions, which remained unchanged from April 30, 2007:

•	Origination volume of $10.0 to $10.5 billion;

•	Net interest margin of 10.5% to 11.5% of average receivables;

•	Operating expenses of 2.6% to 3.0% of the portfolio;

•	Credit losses to average between 4.0% and 5.0% overall for the fiscal year, but varying seasonally by quarter; and

•	Provision for loan losses as a percent of average receivables to range between 4.5% and 5.5%.

These forecasts do not assume any share repurchase activity subsequent to August 8, 2007.

AmeriCredit will host a conference call for analysts and investors today at 5:30 P.M. Eastern Time. For a live Internet broadcast of this conference call, please go to the Company’s Web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers and directly to consumers in the United States and Canada. AmeriCredit has over one million customers and approximately $16 billion in managed auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2006. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, regulatory changes, the high degree of risk associated with subprime borrowers, acquisition integration and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

AmeriCredit Corp.

Consolidated Income Statements

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2007	2006	2007	2006
Revenue:
Finance charge income	$591,792	$458,874	$2,142,470	$1,641,125
Servicing income	354	13,417	9,363	75,209
Other income	33,247	15,552	136,093	86,157
Gain on sale of equity investment	—	—	51,997	8,847

	625,393	487,843	2,339,923	1,811,338

Costs and expenses:
Operating expenses	107,888	84,683	399,717	336,153
Provision for loan losses	189,920	157,051	727,653	567,545
Interest expense	194,884	120,804	680,825	419,360
Restructuring charges	(1,482)	919	(339)	3,045

	491,210	363,457	1,807,856	1,326,103

Income before income taxes	134,183	124,386	532,067	485,235
Income tax provision	47,328	45,542	171,818	179,052

Net income	$86,855	$78,844	$360,249	$306,183

Earnings per share:
Basic	$0.74	$0.61	$3.02	$2.29

Diluted	$0.66	$0.55	$2.73	$2.08

Weighted average shares	117,999,621	129,139,155	119,155,716	133,837,116

Weighted average shares and assumed incremental shares	131,816,572	144,286,513	133,224,945	148,824,916

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	June 30, 2007	March 31, 2007	June 30, 2006
Cash and cash equivalents	$910,304	$615,395	$513,240
Finance receivables, net	15,102,370	14,367,447	11,097,008
Credit enhancement assets	5,919	5,977	104,624
Restricted cash – securitization notes payable	1,014,353	1,144,173	860,935
Restricted cash – credit facilities	166,884	194,693	140,042
Property and equipment, net	58,572	59,041	57,225
Deferred income taxes	151,704	153,521	78,789
Goodwill	208,435	200,497	14,435
Leased vehicles, net	33,968	4,352	—
Other assets	158,511	139,815	201,567

Total assets	$17,811,020	$16,884,911	$13,067,865

Credit facilities	$2,541,702	$3,004,774	$2,106,282
Securitization notes payable	11,939,447	10,883,909	8,518,849
Senior notes	200,000	—	—
Convertible debt	750,000	750,000	200,000
Funding payable	87,474	93,170	54,623
Accrued taxes and expenses	199,059	188,984	155,799
Other liabilities	18,188	14,404	23,426

Total liabilities	15,735,870	14,935,241	11,058,979

Shareholders’ equity	2,075,150	1,949,670	2,008,886

Total liabilities and shareholders’ equity	$17,811,020	$16,884,911	$13,067,865

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$86,855	$78,844	$360,249	$306,183
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,712	7,669	36,737	35,304
Accretion and amortization of loan fees	284	(7,527)	(16,982)	(20,062)
Provision for loan losses	189,920	157,051	727,653	567,545
Deferred income taxes	(13,664)	(15,293)	(35,850)	(37,405)
Accretion of present value discount	(243)	(9,466)	(6,637)	(40,153)
Stock-based compensation expense	5,855	3,896	20,230	16,586
Gain on sale of available for sale securities	—	—	(51,997)	(8,847)
Other	(1,323)	2,539	2,396	2,853
Changes in assets and liabilities:
Other assets	5,458	34,355	32,632	117,650
Accrued taxes and expenses	6,087	(6,785)	10,572	21,677

Net cash provided by operating activities	291,941	245,283	1,079,003	961,331

Cash flows from investing activities:
Purchase of receivables	(2,549,195)	(2,053,660)	(8,832,379)	(7,147,471)
Principal collections and recoveries on receivables	1,631,640	1,263,928	5,884,140	4,373,044
Distributions from gain on sale Trusts	314	108,395	93,271	454,531
Net (purchases) sales of property and equipment	(2,333)	(1,320)	(11,604)	29,234
Net purchases of leased vehicles	(24,961)	—	(28,427)	—
Proceeds from sale of available for sale securities	—	—	62,961	11,992
Acquisition of Bay View, net of cash acquired	—	(61,764)	—	(61,764)
Acquisition of Long Beach, net of cash acquired	—	—	(257,813)	—
Net change in restricted cash and other	155,066	(64,039)	(54,218)	123,795

Net cash used by investing activities	(789,469)	(808,460)	(3,144,069)	(2,216,639)

Cash flows from financing activities:
Net change in credit facilities	(463,075)	443,270	232,895	887,430
Net change in securitization notes payable	1,053,048	184,085	1,824,679	884,069
Net change in senior notes	200,000	(154,550)	200,000	(167,750)
Proceeds from issuance of convertible debt	—	—	497,376	—
Repurchase of common stock	(90)	(106,024)	(324,054)	(528,070)
Proceeds from issuance of common stock	10,293	8,319	58,157	32,467
Other net changes	(9,038)	(1,299)	(24,309)	(6,823)

Net cash provided by financing activities	791,138	373,801	2,464,744	1,101,323

Net increase (decrease) in cash and cash equivalents	293,610	(189,376)	399,678	(153,985)
Effect of Canadian exchange rate changes on cash and cash equivalents	1,299	1,816	(2,614)	3,724
Cash and cash equivalents at beginning of period	615,395	700,800	513,240	663,501

Cash and cash equivalents at end of period	$910,304	$513,240	$910,304	$513,240

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2007	2006	2007	2006
Origination volume	$2,511,528	$1,734,065	$8,454,600	$6,208,004
Loans securitized	2,764,683	1,297,300	7,659,927	5,000,007

Average on-book receivables	$15,513,774	$11,248,944	$13,621,386	$9,993,061
Average gain on sale receivables	26,483	560,251	105,831	1,223,469

Average managed receivables	$15,540,257	$11,809,195	$13,727,217	$11,216,530

	June 30, 2007	March 31, 2007	June 30, 2006
On-book receivables	$15,922,458	$15,123,907	$11,775,665
Gain on sale receivables	24,091	28,979	421,037

Managed receivables	$15,946,549	$15,152,886	$12,196,702

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2007	2006	2007	2006
Operating expenses	$107,888	$84,683	$399,717	$336,153
Operating expenses as a percent of average managed receivables	2.8%	2.9%	2.9%	3.0%
Tax rate	35.3%	36.6%	32.3%	36.9%

	June 30, 2007	March 31, 2007	June 30, 2006
Loan delinquency:
On-book:
(% of ending on-book receivables) 31 - 60 days	4.7%	4.1%	5.0%
Greater than 60 days	2.1	1.5	2.0

Total	6.8%	5.6%	7.0%

Gain on sale:
(% of ending gain on sale receivables) 31 - 60 days	0.7%	0.8%	9.2%
Greater than 60 days	0.6	0.4	3.8

Total	1.3%	1.2%	13.0%

Total portfolio:
(% of ending managed receivables) 31 - 60 days	4.7%	4.1%	5.1%
Greater than 60 days	2.1	1.5	2.1

Total	6.8%	5.6%	7.2%

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2007	2006	2007	2006
Contracts receiving a payment deferral as an average quarterly percentage of average receivables outstanding:
On-book (% of average on-book receivables)	6.1%	6.2%	6.0%	6.1%

Gain on sale (% of average gain on sale receivables)	1.7%	6.7%	2.6%	8.6%

Total portfolio (% of average managed receivables)	6.0%	6.2%	6.0%	6.4%

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2007	2006	2007	2006
Net charge-offs:
On-book	$127,960	$107,751	$638,094	$467,386
Gain on sale	91	7,584	4,965	111,243

	$128,051	$115,335	$643,059	$578,629

Net charge-offs as a percent of average receivables:
On-book	3.3%	3.8%	4.7%	4.7%

Gain on sale	1.4%	5.4%	4.7%	9.1%

Total portfolio	3.3%	3.9%	4.7%	5.2%

Net recoveries as a percent of gross repossession charge-offs:
On-book	51.3%	50.3%	48.8%	49.3%

Gain on sale	49.4%	45.8%	44.0%	41.8%

Total portfolio	51.3%	49.9%	48.8%	47.8%

	June 30, 2007	March 31, 2007	June 30, 2006
On-book receivables:
Principal	$15,922,458	$15,123,907	$11,775,665
Allowance for loan losses and nonaccretable acquisition fees	(820,088)	(756,460)	(678,657)

	$15,102,370	$14,367,447	$11,097,008

Allowance as a percentage of on-book receivables	5.2%	5.0%	5.8%

The Company’s net margin as reflected on the consolidated statements of income, excluding the $9 million pre-tax loss on the redemption of the Company’s 9 1/4% Senior Notes due 2009, realized during the quarter and year ended June 30, 2006, is as follows:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2007	2006	2007	2006
Finance charge income	$591,792	$458,874	$2,142,470	$1,641,125
Other income	33,247	24,759	136,093	95,364
Interest expense	(194,884)	(120,804)	(680,825)	(419,360)

Net margin	$430,155	$362,829	$1,597,738	$1,317,129

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2007	2006	2007	2006
Finance charge income	15.3%	16.4%	15.7%	16.4%
Other income	0.8	0.9	1.0	1.0
Interest expense	(5.0)	(4.3)	(5.0)	(4.2)

Net margin as a percent of average on-book receivables	11.1%	13.0%	11.7%	13.2%

The following table provides additional information for comparative purposes related to the Company’s acquisition of Bay View Acceptance Corporation on May 1, 2006, and Long Beach Acceptance Corp. on January 1, 2007:

	Three Months Ended June 30, 2007		Fiscal Year Ended June 30, 2007
	AmeriCredit Core	Total	AmeriCredit Core	Total
Origination volume	$1,941,951	$2,511,528	$7,123,434	$8,454,600

Average managed receivables	$12,551,210	$15,540,257	$11,877,344	$13,727,217

Net charge-offs	$117,674	$128,051	$616,557	$643,059

Net charge-offs as a percent of average receivables	3.8%	3.3%	5.2%	4.7%

Contracts receiving a payment deferral as an average quarterly percentage of average receivables	7.0%	6.0%	6.6%	6.0%

Net margin	$390,149	$430,155	$1,505,422	$1,597,738

Net margin as a percent of average on-book receivables	12.5%	11.1%	12.8%	11.7%

	June 30, 2007
	AmeriCredit Core	Total
Managed receivables	$12,816,253	$15,946,549

Loan delinquency:
(% of ending managed receivables) 31 - 60 days	5.7%	4.7%
Greater than 60 days	2.5	2.1

Total	8.2%	6.8%

Allowance as a percentage of on-book receivables	5.9%	5.2%

Contact:

Investor Relations	Media Relations
Caitlin DeYoung	John Hoffmann
(817) 302-7394	(817) 302-7627